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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              COMERICA INCORPORATED
             (Exact name of registrant as specified in its charter)

         Delaware                                         38-1998421
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               One Detroit Center
                         500 Woodward Avenue, 31st Floor
                             Detroit, Michigan 48226
               (Address of principal executive offices)(Zip Code)

               COMERICA INCORPORATED 1997 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)

                                GEORGE W. MADISON
        Executive Vice President, General Counsel and Corporate Secretary
                              Comerica Incorporated
                               One Detroit Center
                         500 Woodward Avenue, 33st Floor
                             Detroit, Michigan 48226
                     (Name and address of agent for service)

                                 (313) 222-3300
          (Telephone number, including area code, of agent for service)

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

                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Title of securities to   Amount to be            Proposed maximum        Proposed maximum         Amount of
be registered            registered (1)          offering price per      aggregate offering       registration fee
                                                 unit (2)                price (2)
-------------------------------------------------------------------------------------------------------------------
Common Stock
$5.00 par value          2,500,000 shares        $52.59                  $131,475,000             $34,709.40
-------------------------------------------------------------------------------------------------------------------

         (1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the above-


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referenced plan which provide for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         (2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the per share and aggregate offering price are based upon the average of the high and low sales prices of the shares of Common Stock as reported on the New York Stock Exchange Composite Tape on October 13, 2000 ($52.59 per share).

                                Explanatory Note

                  This Registration Statement is solely for the registration of additional shares of common stock of Comerica Incorporated for issuance under the Comerica Incorporated 1997 Long-Term Incentive Plan (the "Plan"). Therefore, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement relating to the Plan (No. 333-24565) are incorporated by reference into this Registration Statement.



ITEM 8.    EXHIBITS.

                                  EXHIBIT INDEX

         The following documents are attached hereto or incorporated herein by reference as exhibits to this registration statement:



Item 601 Regulation S-K
Exhibit Reference
Number                              Description of Document
------                              -----------------------

4(a) Restated Certificate of Incorporation of Comerica Incorporated, as amended (incorporated herein by reference to exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 - Commission File Number 0-
                  7269).

4(b) Amended and restated bylaws of Comerica Incorporated (incorporated herein by reference to exhibit to 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 - Commission File Number 001-10706).

4(c) Rights Agreement between Comerica Incorporated and Comerica Bank (incorporated herein by reference to Registrant's Form 8-K dated June 18, 1996, Commission File Number 0-7269).

4(d) Specimen of certificate for registrant's common stock, $5.00 par value (incorporated herein by reference to Exhibit 4(a) of Registrant's Registration Statement on Form S-3 dated May 29, 1991, Commission File Number 33-40921).

5 Opinion and Consent of Mark W. Yonkman as to the legality of the securities being registered.



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

23(a)             Consent of Ernst & Young LLP, independent auditors.

23(b)             Consent of Mark W. Yonkman, legal counsel (contained in
                  Exhibit 5).


ITEM 9.           UNDERTAKINGS.

         A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs A(l)(i) and A(l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



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

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on September 26, 2000.

COMERICA INCORPORATED

/s/ Eugene A. Miller
-----------------------------------------------------
Eugene A. Miller
Chairman, President and Chief Executive Officer

/s/ Ralph W. Babb Jr.
-----------------------------------------------------
Ralph W. Babb Jr.
Vice Chairman and Chief Financial Officer

/s/ Marvin J. Elenbaas
-----------------------------------------------------
Marvin J. Elenbaas
Senior Vice President and Controller
(Chief Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Lillian Bauder
-----------------------------------------------------
Lillian Bauder
Director
September 26, 2000

/s/ James F. Cordes
-----------------------------------------------------
James F. Cordes
Director
September 26, 2000

/s/ Peter D. Cummings
-----------------------------------------------------
Peter D. Cummings
Director
September 26, 2000

/s/ J. Philip DiNapoli
-----------------------------------------------------
J. Philip DiNapoli
Director
September 26, 2000


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/s/ Anthony Earley, Jr.
-----------------------------------------------------
Anthony Earley, Jr.
Director
September 26, 2000

/s/ Max M. Fisher
-----------------------------------------------------
Max M. Fisher
Director
September 26, 2000

/s/ Roger Fridholm
-----------------------------------------------------
Roger Fridholm
Director
September 26, 2000

/s/ Todd W. Herrick
-----------------------------------------------------
Todd W. Herrick
Director
September 26, 2000

/s/ David Baker Lewis
-----------------------------------------------------
David Baker Lewis
Director
September 26, 2000

/s/ John D. Lewis
-----------------------------------------------------
John D. Lewis
Director
September 26, 2000

/s/ Wayne B. Lyon
-----------------------------------------------------
Wayne B. Lyon
Director
September 26, 2000

/s/ Eugene A. Miller
-----------------------------------------------------
Eugene A. Miller
Director
September 26, 2000

/s/ Alfred A. Piergallini
-----------------------------------------------------
Alfred A. Piergallini
Director
September 26, 2000



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/s/ Heinz C. Prechter
-----------------------------------------------------
Heinz C. Prechter
Director
September 26, 2000

/s/ John W. Porter
-----------------------------------------------------
John W. Porter
Director
September 26, 2000

/s/ Howard F. Sims
-----------------------------------------------------
Howard F. Sims
Director
September 26, 2000

/s/ Robert S. Taubman
-----------------------------------------------------
Robert S. Taubman
Director
September 26, 2000

/s/ William P. Vititoe
-----------------------------------------------------
William P. Vititoe
Director
September 26, 2000

/s/ Martin D. Walker
-----------------------------------------------------
Martin D. Walker
Director
September 26, 2000

/s/ Patricia M. Wallington
-----------------------------------------------------
Patricia M. Wallington
Director
September 26, 2000

/s/ Gail L. Warden
-----------------------------------------------------
Gail L. Warden
Director
September 26, 2000

/s/ Kenneth L. Way
-----------------------------------------------------
Kenneth L. Way
Director
September 26, 2000



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